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                                                                   Exhibit 5(a)


                              (SQUIRE,SANDERS & DEMPSEY
                                        LOGO)

                               February 14, 1996



Park-Ohio Industries, Inc.
600 Tower East
20600 Chagrin Boulevard
Cleveland, Ohio 44122

                    Re:  Registration Statement on Form S-8
                         ----------------------------------

 Gentlemen:

  Reference is made to your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to interests in the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries (the "Plan") and Common Shares, par value $1.00 per share ("Common Shares"), of Park-Ohio Industries, Inc. to be offered pursuant to the Plan. We are familiar with the Plan and we have examined such documents and considered such matters of law as we deemed necessary for purposes of this opinion.

  Based upon the foregoing, we are of the opinion that the interests in the Plan and the Common Shares to be offered pursuant to the Plan, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                      Respectfully submitted,

                                                      Squire,Sanders & Dempsey



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